                                                                  Exhibit (5)(h)

                                UBS MONEY SERIES

                         PRINCIPAL UNDERWRITING CONTRACT


         CONTRACT made as of March 15, 2004, between UBS MONEY SERIES, a Delaware business trust ("Fund"), and UBS GLOBAL ASSET MANAGEMENT (US) INC., a Delaware corporation ("UBS Global AM").

         WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers distinct series of shares of beneficial interest ("Series"), one of which corresponds to a distinct portfolio designated as UBS Select Treasury Fund for which the Fund's board of trustees ("Board") has established an unlimited number of shares of beneficial interest ("Shares"); and

         WHEREAS the Fund desires to retain UBS Global AM as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board; and

         WHEREAS UBS Global AM is willing to act as principal underwriter of the Shares of each such Series on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints UBS Global AM as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. UBS Global AM hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

         2. Services and Duties of UBS Global AM.

            (a) UBS Global AM agrees to sell Shares on a best efforts basis from time to time during the term of this Contract as agent for the Fund and upon the terms described in the Registration Statement.

            (b) Upon the later of the date of this Contract or the initial offering of Shares to the public by UBS Select Treasury Fund, UBS Global AM will hold itself available to receive purchase orders, satisfactory to UBS Global AM, for Shares of that Series and will accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (c) UBS Global AM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers as it may select. In making agreements with such dealers, UBS Global AM shall act only as principal and not as agent for the Fund.

            (d) The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at UBS Global AM's principal office. The Fund shall promptly furnish UBS Global AM with a statement of each computation of net asset value.

            (e) UBS Global AM shall not be obligated to sell any certain number of Shares.

            (f) To facilitate redemption of Shares by shareholders directly or through dealers, UBS Global AM is authorized but not required on behalf of the Fund to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.

            (g) UBS Global AM shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that UBS Global AM shall not sell or knowingly provide such list or lists to any unaffiliated person.

         3. Authorization to Enter into Dealer Agreements and to Delegate Duties as Principal Underwriter. With respect to the Shares of any or all Series, UBS Global AM may enter into dealer agreements with any registered and qualified dealer with respect to sales of Shares or the provision of service activities. In a separate contract or as part of any such dealer agreement, UBS Global AM also may delegate to any registered and qualified dealer any or all of its duties specified in this Contract, provided that such separate contract or dealer agreement imposes on the counterparty bound thereby all applicable duties and conditions to which UBS Global AM is subject under this Contract.

         4. Services Not Exclusive. The services furnished by UBS Global AM hereunder are not to be deemed exclusive and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a Board member, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

         5. Compensation.

            The Fund shall have no obligation to compensate UBS Global AM for any services performed by it hereunder.

         6. Duties of the Fund.

            (a) The Fund reserves the right at any time to withdraw offering any class or classes of Shares of any or all Series by written notice to UBS Global AM at its principal office.

            (b) The Fund shall keep UBS Global AM fully informed of its affairs and shall make available to UBS Global AM copies of all information, financial statements, and other documents which UBS Global AM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as UBS Global AM may request, and the Fund shall cooperate fully in the efforts of UBS Global AM to sell and arrange for the sale of the Shares of the Series and in the performance of UBS Global AM under this Contract.

            (c) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as UBS Global AM may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

            (d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states or other jurisdictions as UBS Global AM and the Fund may approve, provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. UBS Global AM shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

         7. Expenses of the Fund. Unless otherwise provided in the Investment Advisory and Administration Contract pertaining to a Series, the Fund shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and qualifying the Shares for offer and sale with state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund and UBS Global AM pursuant to Paragraph 6(d) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

         8. Expenses of UBS Global AM. UBS Global AM shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by UBS Global AM in connection with the sale of Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by UBS Global AM in connection with such offering; (iii) the expenses of registration or qualification of UBS Global AM as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to UBS Global AM's employees and others for selling Shares, and all expenses of UBS Global AM, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

         9. Indemnification.

         (a) The Fund agrees to indemnify, defend and hold UBS Global AM, its officers and directors, and any person who controls UBS Global AM within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which UBS Global AM, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS Global AM to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Board member of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect UBS Global AM against any liability to the Fund or to the shareholders of any Series to which UBS Global AM would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Fund shall not be liable to UBS Global AM under this indemnity agreement with respect to any claim made against UBS Global AM or any person indemnified unless UBS Global AM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon UBS Global AM or such other person (or after UBS Global AM or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to UBS Global AM or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify UBS Global AM promptly of the commencement of any litigation or proceedings against it or any of its officers or Board members in connection with the issuance or sale of any of its Shares.

         (b) UBS Global AM agrees to indemnify, defend, and hold the Fund, its officers and Board members and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished by UBS Global AM to the Fund for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between UBS Global AM and any retail dealer, or arising out of any supplemental sales literature or advertising used by UBS Global AM in connection with its duties under this Contract. UBS Global AM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if UBS Global AM elects to assume the defense, the defense shall be conducted by counsel chosen by UBS Global AM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that UBS Global AM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If UBS Global AM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         10. Services Provided to the Fund by Employees of UBS Global AM. Any person, even though also an officer, director, employee or agent of UBS Global AM, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of UBS Global AM even though paid by UBS Global AM.

         11. Duration and Termination.

         (a) This Contract shall become effective upon the date written above, provided that, with respect to any class of Shares of a Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund ("Independent Board Members"), cast in person at a meeting called for the purpose of voting on such action.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Series by vote of a majority of the outstanding voting securities of that class of Shares of such Series.

         (c) Notwithstanding the foregoing, with respect to a class of Shares of a Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or by vote of a majority of the outstanding voting securities of that class of Shares of the Series on sixty days' written notice to UBS Global AM or by UBS Global AM at any time, without the payment of any penalty, on sixty days' written notice to the Fund or such Series. This Contract will automatically terminate in the event of its assignment.

         (d) Termination of this Contract with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series.

         12. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

         14. Governing Law. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that Section 15 below will be construed in accordance with the laws of the State of Delaware. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         15. Limitation of Liability of the Board Members and Shareholders of the Fund. The Board members and the shareholders of the Fund shall not be liable for any obligations of the Fund or any Series under this Contract, and UBS Global AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund or the particular Series in settlement of such right or claims, and not to such Board members or shareholders.

         16. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.



UBS MONEY SERIES

By: /s/ Keith A. Weller                     By: /s/ Thomas Disbrow
    -----------------------                     --------------------------
Name: Keith A. Weller                       Name: Thomas Disbrow
Title: Vice President and                   Title: Vice President and
       Assistant Secretary                         Assistant Treasurer



UBS GLOBAL ASSET MANAGEMENT (US) INC.


By: /s/ Paul Schubert                       By: /s/ David M. Goldenberg
    -----------------------                     --------------------------
Name: Paul Schubert                         Name: David M. Goldenberg
Title: Executive Director                   Title: Executive Director